EXHIBIT 99.1

Brian Norris	Sharon Rodger
Investor Relations	Public Relations
MatrixOne, Inc.	MatrixOne, Inc.
978-589-4040	978-589-4066
brian.norris@matrixone.com	charlie.guyer@matrixone.com

Jeff Drew
fama PR
Direct: 617-758-4145
Mobile: 617-233-5109
E-Mail: matrixone@famapr.com

MatrixOne to Acquire Synchronicity

Combination will deliver break-through global electronics development solutions for the automotive, aerospace, consumer, machinery, medical device and hi-tech industries

Westford, Mass. — June 6, 2004 — MatrixOne, Inc. (NASDAQ: MONE), a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain™, today announced that it has entered into a definitive agreement to acquire Synchronicity Software, Inc., for consideration valued at approximately $18 million in stock and cash. The acquisition, which is subject to various closing conditions, is expected to be completed in early August 2004. Synchronicity is a leading provider in electronic design management, team collaboration and intellectual property (IP) reuse solutions for the global electronics industry. Synchronicity has more than 120 electronics industry customers, including 13 of the top 15 semiconductor companies.

“The combination of Synchronicity and MatrixOne will provide breakthrough solutions for any company that has high-value electronic content in its products. Synchronicity will add compelling new solutions for semiconductor and electronics design management to our solutions portfolio, expand our customer base by approximately 20% and deepen our domain expertise in the electronics industry,” said Mark O’Connell, President and Chief Executive Officer of MatrixOne. “Our customers come from many industries including automotive, aerospace, consumer, machinery, medical device and hi-tech. They are being confronted with new design, manufacturing and quality challenges as electronics content in their products increase and new product development cycle times compress. To deal with these challenges our customers have asked us to provide an integrated development environment that will enable them to effectively manage not only the mechanical design aspect of their products, but also the electronics and software components. The combined solution set will allow MatrixOne to address a new and rapidly emerging market for PLM by directly connecting the electronic design environment to the extended enterprise for the first time. Together, MatrixOne and Synchronicity solutions will enable global design teams to work together in real time with their development partners, customers and suppliers to reduce design and development costs, leverage design expertise, improve quality and accelerate time to market.”

Synchronicity, established in 1996, is an innovator in EDA design management and collaboration solutions having developed the first commercial technology for managing and distributing very large-scale electronic designs across multiple sites. They have close partnerships with Intel, Cadence and Synopsys, each of which are strategic investors in Synchronicity. Today, Synchronicity offers the Synchronicity Developer Suite, the only commercial solution for managing large scale semiconductor designs that supports the EDA industry’s leading databases – OpenAccess and Milkyway™. The company also offers the Synchronicity Publisher and Consumer Suites, a leading solution for IP management, distribution and reuse. Synchronicity customers include Cypress Semiconductor, Fujitsu, Hitachi, Infineon Technologies, Intel, LSI Logic, Micron, Motorola, NEC Corporation, Nortel Networks, ON Semiconductor, Philips Semiconductor, STMicroelectronics, PMC-Sierra, Qualcomm and Toshiba Corporation. Synchronicity is active within electronics standards organizations such as the EDAC, Si2, SPIRIT and the VSIA.

“Synchronicity’s customers are creating some of the most innovative and complex products in the world. Our technology is deployed at the very heart of their design process and is critical to their success,” said Patrick Romich, Chief Executive Officer and President of Synchronicity. “By combining with MatrixOne, we will be able to accelerate our ability to address some of the most challenging design issues facing our customers today, including managing complex SOC (system-on-chip) designs across large global teams and maximizing design reuse and use of third party IP. Additionally, our customers will have immediate access to MatrixOne’s PLM solutions to support their demand for new capabilities such as large-scale program and project management, engineering change management and strategic sourcing. By joining forces with MatrixOne, we can continue to expand our solutions and deliver greater value to our customers.”

Additional information is available at www.matrixone.com/synchronicity.

Conference Call and Webcast

MatrixOne’s and Synchronicity’s management teams will discuss the announcement in a live conference call and webcast at 8:00 a.m. eastern time on Monday, June 7, 2004. The conference call may be accessed in the United States by dialing (888) 428-4480 and using passcode “MONE”. The conference call may be accessed outside of the United States by dialing (651) 224-7558 and using passcode “MONE”. The webcast may be accessed from the Company’s website at www.matrixone.com/investor.

About Synchronicity

Synchronicity enables semiconductor, embedded software and system developers to get from concept to product to revenue more quickly. Its Developer and Publisher Suites provide value by tracking project status, capturing design intent, managing engineering data and coordinating IP reuse, distribution and support. Over 120 customers, including 13 of the top 15 semiconductor companies, use Synchronicity software to connect and manage their design chain, boosting collaboration within project teams, across the enterprise and between businesses. Synchronicity is headquartered in Marlboro, Massachusetts and has offices worldwide. For more information visit www.synchronicity.com.

About MatrixOne

MatrixOne, Inc. (NASDAQ: MONE) is a recognized leader in delivering collaborative Product Lifecycle Management (PLM) solutions. We provide flexible solutions that unleash the creative power of global value chains to inspire innovations and speed them to market. MatrixOne’s customers include global leaders in the aerospace and defense, automotive, consumer products, high technology, life sciences, machinery, and the process industries, including Agilent Technologies, General Electric, Honda, Johnson Controls, Philips, Procter & Gamble, Siemens, and Toshiba. MatrixOne (www.matrixone.com) is headquartered in Westford, Massachusetts with locations throughout North America, Europe, and Asia/Pacific.

MatrixOne, the MatrixOne logo and eMatrix are registered trademarks, and “a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain” and Matrix10 are trademarks of MatrixOne, Inc. All other trademarks and service marks are the property of their respective owners.

Forward-looking statements in this release are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such statements may relate, among other things, to the acquisition of Synchronicity; the advantages and novelty of any combined MatrixOne and Synchronicity products and solutions; the benefits to and expected results of customers from such combined solutions; the ability of the combined entity to address and satisfy new markets; the ability of the combined entity to address or solve customer requirements and issues; the effects and integration of the Synchronicity acquisition; expected synergies; expected growth of the customer base and market opportunities; and our plans, objectives and expected financial and operating results. The risks and uncertainties that may affect forward-looking statements include, among others: risks related to our ability to successfully consummate the acquisition of Synchronicity; difficulties integrating the operations of Synchronicity if the acquisition is completed; the inability to achieve expected synergies; growth of the customer base or market opportunities; difficulties providing combined solutions that meet the needs of customers; poor product sales; long sales cycles; difficulty developing new products; difficulty in relationships with vendors and partners; higher risk in international operations; difficulty assimilating future acquisitions; difficulty managing rapid growth; and increased competition. For more about the risks and uncertainties of our business, please refer to our periodic reports and other filings with the Securities and Exchange Commission.